EXHIBIT 16.1

June 25, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: Caro Holdings Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated June 19, 2025, of Caro Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO